Exhibit 99.1

Unigene’s Oral Peptide Drug Delivery Technology Validated with Positive Top-Line Phase 3 Results from Tarsa’s ORACAL Trial of Oral Calcitonin

-Primary Endpoint Achieved for Phase 3 Trial for Treatment of Postmenopausal Osteoporosis-
-Results Support Decision to Proceed with Submission of NDA Before Year End-

March 24, 2011 –BOONTON, N.J. -- (BUSINESS WIRE) -- Unigene Laboratories, Inc. (OTCBB: UGNE) a leader in the design, delivery, manufacture and development of peptide-based therapeutics announced today that the statistically significant top-line results released by its licensee, Tarsa Therapeutics, validate its proprietary oral peptide drug delivery technology.  The ORACAL study achieved its primary endpoint and the results support Tarsa’s plans for a New Drug Application (NDA) submission to the Food and Drug Administration (FDA) targeted before the end of 2011.  The study design and endpoints were agreed with the FDA through a formalized Special Protocol Assessment (SPA) process.  Tarsa also plans to submit a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in the first half of 2012.

Ashleigh Palmer, Unigene’s President and Chief Executive Officer, commented, “The positive results from the Phase 3 oral calcitonin trial represent the second game-changing event for the New Unigene since launching our turn-around strategy last quarter!  The successful outcome of this study not only validates our propriety oral peptide delivery technology and state-of-the-art recombinant manufacturing capabilities, but highlights our overall competence in the peptide sector.  Our mission is to become nothing less than the pre-eminent peptide powerhouse.”

The ORACAL study is a Phase 3 multinational, randomized, double-blind, double-dummy placebo-controlled trial of oral recombinant salmon calcitonin compared to commercially available synthetic salmon calcitonin administered by nasal spray.  The ORACAL study’s primary endpoint was the percent change in lumbar spine bone mineral density (BMD) after one year of treatment.  The results of the study demonstrated that oral salmon calcitonin was significantly superior to placebo and non-inferior to nasal salmon calcitonin spray in increasing BMD at the lumbar spine after one year of treatment.  The trial enrolled 565 postmenopausal women with established osteoporosis in six countries.  The trial also assessed the tolerability of oral calcitonin, which was similar to that of calcitonin administered by nasal spray and to placebo. Tarsa expects that the full data from the study will be presented in a prestigious, peer-reviewed forum in the second half of 2011.

Dr. Nozer Mehta, Vice President, Biological Research and Development stated, “The positive Phase 3 results confirm our belief that Unigene’s oral drug delivery technology leads the industry. Our internally-developed calcitonin tablet formulation now has the potential to be the first oral calcitonin to reach the market and will provide patients with a once-a-day easy to use osteoporosis therapy.”  Dr. Mehta continued, “Furthermore, these results give added confidence for our ongoing development programs and feasibility studies using our propriety oral drug delivery technology.”

Calcitonin is approved for the treatment of postmenopausal osteoporosis, but its use has been limited by the fact that it is currently available only in intranasal and injectable forms.  The efficacy of this oral calcitonin tablet formulation in delivering the desired blood levels of calcitonin and reducing levels of biomarkers of bone resorption has been demonstrated by Unigene in prior clinical studies.

About Osteoporosis
Osteoporosis is a disease in which bones become brittle and so are more likely to break. In osteoporotic women and men, the density and quality of bone are reduced, leading to deterioration of the skeleton and increased risk of fracture. It's often diagnosed only after an osteoporosis-related fracture happens because prior to such an event, the patient has no outward signs or symptoms. The disease has a significant impact on patients' quality of life and it is estimated that one in three women and one in five men over the age of 50 will develop osteoporosis during their lifetimes.

The prevalence of osteoporosis is growing as the number of post-menopausal women rises, along with the general increase in life expectancy. Osteoporosis affects an estimated 75 million people in Europe, the US and Japan. In women over 45, osteoporosis accounts for more days spent in hospital than many other diseases, including diabetes, heart attack and breast cancer. There is currently no cure for osteoporosis, but available treatments can strengthen bones and help reduce the risk of fractures.

Source:  International Osteoporosis Foundation

About Unigene-Tarsa Agreement
In 2009, Unigene licensed its proprietary late-stage oral calcitonin program to Tarsa Therapeutics, a venture-financed company founded to conduct Phase 3 clinical testing and oversee commercialization arrangements for the oral calcitonin product.   Tarsa owns exclusive development and worldwide commercialization rights to Unigene’s oral calcitonin product, with the exception of China.  Unigene currently owns a 26% stake in Tarsa, subject to the potential for further dilution, and is eligible to receive sales-related milestone payments and royalties on worldwide sales.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence encompasses extensive intellectual property covering delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence assets include proprietary oral and nasal peptide delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Unigene’s technologies have extensive clinical and partner validation. The Company’s first product to market, Fortical®, a nasal calcitonin product, received FDA approval in 2005 and is marketed in the U.S. by Upsher-Smith for the treatment of postmenopausal osteoporosis. Unigene licensed its oral calcitonin program to Tarsa Therapeutics and expects an NDA filing with the FDA before year end.  The Company has a worldwide licensing agreement with GlaxoSmithKline for its parathyroid hormone product candidate currently in Phase 2.  In addition, Unigene has a manufacturing license agreement with Novartis, which is completing three Phase 3 studies of oral calcitonin for the treatment of osteoporosis and osteoarthritis.

For more information about Unigene, please visit http://www.unigene.com. For information about Fortical, please visit http://www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including with respect to clinical studies of one of our licensees. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor/Media Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Corporate Communications
Email:  jthomas@unigene.com
Direct:  973-265-1107